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                                                                     EXHIBIT 5.1

                                            (214) 740-8494


                                October 4, 1996


Atmos Energy Corporation
1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, Texas 75240


Gentlemen:


     We have acted as counsel for Atmos Energy Corporation, a Texas corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 13,350,000 shares of the Company's Common Stock, no par value (the "Shares"), that may be issued by the Company to the shareholders of United Cities Gas Company, an Illinois and Virginia corporation ("United Cities"), in connection with the merger (the "Merger") of United Cities with and into the Company.

     In this connection, we have examined the following documents:

     (i) Copy, certified by the Secretary of State of Texas, of the Restated Articles of Incorporation of the Company, as amended;

     (ii) Copy of the Bylaws and relevant minutes of the meetings of the directors and shareholders of the Company;

     (iii) The Agreement and Plan of Reorganization, dated July 19, 1996, by and between the Company and United Cities, as amended by Amendment No. 1 to Agreement and Plan of Reorganization dated October 3, 1996 (the "Reorganization Agreement"), including the related Plan of Merger attached thereto as Exhibit A (the "Plan of Merger"); and

     (iv)  The Registration Statement and all Exhibits thereto.


     We have also examined such other documents and instruments and matters of law as we have deemed necessary to the expression of the opinions contained herein.

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Atmos Energy Corporation
October 4, 1996
Page 2


        Based upon the foregoing, we are of the opinion that:

        (1) The Company has been duly incorporated and is in good standing under the laws of the State of Texas;

        (2) The issuance by the Company pursuant to the Reorganization Agreement and the Plan of Merger of the Shares has been duly and validly authorized by all necessary corporate action; and

        (3) The Shares, upon delivery of such Shares after the Merger, duly executed by the Company and countersigned by its Transfer Agent, will have been validly issued and will be fully paid and non-assessable.

        We hereby consent to the use of our name in the Registration Statement and in the related Prospectus and to the filing of a copy of this opinion as
Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,

                                        LOCKE PURNELL RAIN HARRELL
                                        (A Professional Corporation)



                                        By: /s/ Bryan E. Bishop
                                           --------------------------------
                                           Bryan E. Bishop